Exhibit 99.1

IN THE UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF MARYLAND

STAR SCIENTIFIC, INC.	*

Plaintiff	*

vs.	*	CIVIL ACTION NO. MJG-01-1504
(Consolidated with MJG-02-2504)
R.J. REYNOLDS TOBACCO COMPANY, et al.	*

Defendants	*

* * * *	*	* * * *

NOTICE OF DECISION ISSUANCE

The Court finds it appropriate to provide all persons having an interest in this case with the opportunity for simultaneous immediate access to this Court’s decisions. Accordingly, the Court provided advance notice of the date and precise time at which it would have on the District Court’s website its Decision on:

1.	Defendants’ Motion for Summary Judgment of Invalidity Based on Claim Indefiniteness,

2.	Plaintiff’s Cross-Motion for Summary Judgment that the Asserted Claims of the Patents-in-Suit are Not Indefinite, and

3.	Defendants’ Motion for Summary Judgment of Invalidity Based on the Effective Filing Date of the Patents-in-Suit.

The Court wishes to provide the earliest reliable notice of the issuance of the Decision on Inequitable Conduct. Accordingly, subject to possibly modifying the notice to reflect an earlier date, on Friday, June 29, 2007 at 3:20 p.m. E.D.T., the public may have access to the Decision on Inequitable Conduct by going to http://www.mdd.uscourts.gov. and clicking on the “News” button therein. Final Judgment shall be entered promptly after filing of the aforesaid Decision.

SO DECLARED, on Thursday, June 7, 2007.

/s/ Marvin J. Garbis
Marvin J. Garbis
United States District Judge